CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Beam Therapeutics Inc. and the effectiveness of Beam Therapeutics Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Beam Therapeutics Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 28, 2023